CONVERSION AGREEMENT

THIS AGREEMENT (“Agreement”) dated as of January 27, 2012 is by and among Iron Eagle Group, Inc., a Delaware corporation (“Iron Eagle”), Jason M. Shapiro (“J.M. Shapiro”), Jake A. Shapiro (“J.A. Shapiro”), Belle Haven Partners LLC (“Belle Haven”), Joseph E. Antonini (“Antonini”), Gary J. Giulietti (“Giulietti”), Edward M. English (“English”), and Jed M. Sabio (“Sabio”).  This agreement replaces any previous conversion agreements entered into by and among the Parties.

INTRODUCTION.

By their execution of this Agreement, each of J.M. Shapiro, J.A. Shapiro, Sabio, Belle Haven, Antonini and Giulietti do hereby individually acknowledge that they are owed obligations by Iron Eagle and hereby individually agree to convert the following amounts owed to them by Iron Eagle into shares of the common stock, $0.00001 par value per share, or Iron Eagle (the “Conversion Shares”), at a conversion price of twenty-five cents ($0.25).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto intending to be bound hereby, it is mutually agreed as follows:.

1.

Conversion of Obligations.

A.

J.M. Shapiro acknowledges and agrees that he will convert $408,750 owed by Iron Eagle into 1,635,000 shares of common stock of Iron Eagle.

B.

Belle Haven acknowledges and agrees to convert $659,439 owed by Iron Eagle into 2,637,756 shares of common stock of Iron Eagle.

C.

Antonini acknowledges and agrees that he will convert $59,555 owed by Iron Eagle into 238,219 shares of common stock of Iron Eagle.

D.

Giulietti acknowledges and agrees that he will convert $69,555 owed by Iron Eagle into 278,219 shares of common stock of Iron Eagle.

E.

Sabio acknowledges and agrees that he will convert $48,500 owed by Iron Eagle into 194,000 shares of common stock of Iron Eagle.

F.

The total amount of liabilities converted is $1,245,799 and the total number of new shares issued related to the conversion is 4,983,195 shares of common stock of Iron Eagle.

1.

Share issuance pursuant to English Employment Agreement.  Pursuant to the English employment agreement dated December 13, 2011 and verbal agreements with Iron Eagle, the Corporation has agreed to issue 884,015 shares to English. In addition, as a performance bonus, Iron Eagle will issue English 1,037,409 shares upon the next acquisition of a company by Iron Eagle.

2.

General.

a)

Governing Law and Jurisdiction. This Agreement, its construction and the determination of any rights, duties or remedies of the parties hereunder, shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement or any of the Transaction Documents may be brought against any of the parties in the courts of the State of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

b)

Entire Agreement. This Agreement (including all attachments and any future amendments thereto) constitutes the parties’ entire agreement and understandings on the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, express or implied, relating to the subject matter hereof.

c)

Modification & Waiver. This Agreement may not be amended or modified in any respect except by written agreement duly executed by authorized officers or representatives of each party.  No waiver of any of the terms and conditions of this Agreement shall be binding or effectual for any purpose unless in writing and signed by the party against whom such waiver is sought to be enforced, and any such waiver shall be effective only in the specific instance and for the specific purpose given. No failure of delay on the part of either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

d)

Counterparts; Electronic or Facsimile Signatures. This Agreement has may be executed in multiple counterparts, each of which when duly executed by the parties shall be deemed an original but all of which shall constitute one and the same Agreement.  Signatures of any one or more parties that are delivered by electronic mail or facsimile transmission shall have the same effect as ribbon original signatures.

e)

Binding Effect.  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assignees, heirs and personal representatives.  The rights and obligations provided by this Agreement shall not be assignable by any Seller without Buyers’ prior written consent. Nothing expressed or referred to in this Agreement is intended or will be construed to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement.

f)

Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given when received by the addressee by hand delivery, telecopy, or nationally recognized overnight delivery service, with written confirmation of receipt, sent in each case to the appropriate addresses and fax numbers set forth in the signature lines below (or to such other addresses or fax number as either party may designate from time to time by written notice to the other).

IN WITNESS WHEREOF, THE PARTIES HAVE READ, DISCUSSED, UNDERSTOOD, AND AGREED TO THE TERMS HEREOF, AND HAVE EXECUTED THIS AGREEMENT, EFFECTIVE AS OF THE DATE FIRST ABOVE WRITTEN.

_____________________________

_______________________________

Gary J. Giulietti, As an Individual

Joseph E. Antonini, As an Individual

_____________________________

_______________________________

Edward M. English, As an Individual

Jason M. Shapiro, As an Individual

_____________________________

Jed M. Sabio, As an Individual

BELLE HAVEN PARTNERS LLC

____________________________

______________________________

Name:

Jake A. Shapiro

Jake A. Shapiro, As an Individual

Title: President

IRON EAGLE GROUP, INC.

____________________________

Name: Jason M. Shapiro

Title: Chief Financial Officer

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